UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 14, 2012

WFRBS Commercial Mortgage Trust 2012-C10

(Exact name of issuing entity)

Wells Fargo Commercial Mortgage Securities, Inc.

(Exact name of registrant as specified in its charter)

Wells Fargo Bank, National Association
The Royal Bank of Scotland plc
RBS Financial Products Inc.
Liberty Island Group I LLC
Basis Real Estate Capital II, LLC
C-III Commercial Mortgage LLC

 (Exact names of sponsors as specified in their charters)

North Carolina	333-172366-05	56-1643598
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

301 South College Street	Charlotte, North Carolina	28288-1066
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (704) 374-6161
                                                    ----------------

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated and filed as of December 14, 2012, with respect to WFRBS Commercial Mortgage Trust 2012-C10.  The purpose of this amendment is to (1) file the executed version of the agreement filed as Exhibit 4.1 to the Form 8-K and (2) to make clerical and other minor revisions to the version of Exhibit 4.1 that was previously filed.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

4.1
Pooling and Servicing Agreement, dated as of December 1, 2012, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, U.S. Bank National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, as tax administrator and as custodian, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wells Fargo Bank, National Association, as master servicer, and Pentalpha Surveillance LLC, as trust advisor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Fargo Commercial Mortgage Securities, Inc. By: /s/ Anthony Sfarra Name: Anthony Sfarra Title: President

Date:  February 15, 2013

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EXHIBIT INDEX

Exhibit Number --------------	Description -----------

4.1

Pooling and Servicing Agreement, dated as of December 1, 2012, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, U.S. Bank National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, as tax administrator and as custodian, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wells Fargo Bank, National Association, as master servicer, and Pentalpha Surveillance LLC, as trust advisor.

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